EXHIBIT 14.1

NATIONAL COMMERCE CORPORATION

Code of Ethics for CEO and Senior Financial Officers

National Commerce Corporation (the “Company”) has a Code of Ethics and Business Conduct applicable to all directors, officers and employees of the Company and its subsidiaries (collectively referred to as “Associates”). The Company’s chief executive officer (the “CEO”) and all senior financial officers, including the Company’s chief financial officer (the “CFO”) and principal accounting officer and controller, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Ethics and Business Conduct, the CEO and senior financial officers are subject to the following additional specific policies:

1. The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the Securities and Exchange Commission. Accordingly, it is the responsibility of the CEO and each senior financial officer to promptly bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings.

2. The CEO and each senior financial officer shall promptly bring to the attention of the CEO and the Audit Committee any information that he or she may have concerning (a) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other Associates who have a significant role in the Company’s internal control over financial reporting.

3. The CEO and each senior financial officer shall promptly bring to the attention of the CEO and the Audit Committee any information that he or she may have concerning any violation of the Company’s Code of Ethics and Business Conduct or these additional policies, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

4. The CEO and each senior financial officer shall promptly bring to the attention of the CEO and the Audit Committee any information that he or she may have concerning evidence of a material violation of the securities or other laws or the rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof.

5. The Board of Directors (the “Board”) shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Ethics and Business Conduct or these additional policies by the CEO or the senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics and Business Conduct and these additional policies. These actions shall include written notices to the officer involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the officer involved, suspension with or without pay or benefits, or termination of the individual’s employment (as determined by the Board). In determining what action is appropriate in a particular case, the Board or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or a repeated occurrence, whether the violation appears to have been intentional or inadvertent, whether the officer in question had been advised prior to the violation as to the proper course of action, and whether or not the officer in question had committed other violations in the past.

ACKNOWLEDGEMENT OF RECEIPT AND REVIEW

NATIONAL COMMERCE CORPORATION

CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS

[To be signed and returned to the Chief Risk Management Officer (CRMO)]

I,                             , acknowledge that I have received and read a copy of the National Commerce Corporation Code of Ethics for CEO and Senior Financial Officers. I understand the contents of the Code, and I agree to comply with the policies and procedures set out in the Code. I understand that a violation of the Code may result in disciplinary action up to and including the termination of my employment with National Commerce Corporation.

I understand that I should approach the CRMO if I have any questions about the Code generally or any questions about reporting a suspected conflict of interest or other violation of the Code.

[Signature]

[Printed Name]

[Date]

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